Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIDAY, DECEMBER 18, 2015

SOTHERLY HOTELS INC. PROVIDES 2016 OUTLOOK

Williamsburg, Virginia – December 18, 2015 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), today provided its Outlook for 2016 (the “Outlook”). The Outlook, which assumes no additional acquisitions, incorporates the impact of the Company’s various capital investment projects and assumes continued improvement in economic activity, positive business travel trends and other significant assumptions, is as follows*:

	2016 Guidance
	Low Range	High Range
	$ in thousands except per share, margin and RevPAR data
Total revenue	$151,626	$154,290
Net income	5,017	6,054

Adjusted EBITDA	39,135	40,472
Hotel EBITDA	44,685	45,722

FFO	20,017	21,054
Adjusted FFO	20,241	21,578

Net income per share attributable to the Company	$0.30	$0.36
FFO per share and unit	$1.20	$1.26
Adjusted FFO per share and unit	$1.21	$1.29

RevPAR**	$102.00	$104.00
Hotel EBITDA margin	29.5%	29.6%

(*)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

(**)	“RevPAR” is defined as total room revenue divided by the total number of rooms.

“We believe Sotherly Hotels is poised for a phenomenal year in 2016,” noted Drew Sims, Chairman and Chief Executive Officer of the Company. “In 2015 we completed the acquisition of the Crowne Plaza Hollywood Beach Resort which is forecast to be the largest contributor of Hotel EBITDA to the portfolio going forward. In addition, we completed the impactful conversions of the DoubleTree by Hilton Jacksonville Riverfront and the DoubleTree by Hilton Laurel. Both of these hotels should benefit greatly from stronger flags and renovated product and we are already seeing positive trends. Also in 2015, we substantially completed renovations in our Houston hotel which will be converted in April to the Whitehall by Sotherly Hotels, a member of Preferred Hotels & Resorts. Lastly, we are nearing completion of our guest room renovations at the Georgian Terrace by Sotherly Hotels in Atlanta. All of these renovations should produce strong organic growth in 2016. Further, we expect that continued healthy demand growth in all segments will allow for further pricing power, leading to higher average daily rates and RevPAR. Our portfolio, comprised of high quality hotels primarily located in growth markets of the Southern United States, is positioned to outperform the industry by benefitting from favorable market dynamics and these recent renovations and repositioned product offerings. We are excited about the prospects of the year ahead.”

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale and upper upscale full-service hotels in the Southern United States.  Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,011 rooms. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia.  For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with remediating and maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	2016 Guidance
	Low Range	High Range
	$ in thousands except per share data
Net income	$5,017	$6,054
Depreciation and amortization	15,000	15,000
Equity in depreciation and amortization of joint venture	—	—
Loss on disposal of assets	—	—
Gain on change in control	—	—
Gain on involuntary conversion of asset	—	—
FFO	$20,017	$21,054
Increase (decrease) in deferred income taxes	(75)	(225)
Acquisition costs	—	—
Loss on hedging activities	22	22
(Gain) loss on early debt extinguishment	277	277
Adjusted FFO	$20,241	$21,578

Weighted average number of shares and units outstanding, basic and diluted	16,727	16,727

	2016 Guidance
	Low Range	High Range
	$ in thousands
Net income	$5,017	$6,054
Interest expense	18,724	18,724
Interest income	(55)	(55)
Income tax provision (benefit)	150	450
Depreciation and amortization	15,000	15,000
Equity in interest, depreciation and amortization of joint venture	—	—
(Gain) loss on early debt extinguishment	277	277
Loss on hedging activities	22	22
Loss on disposal of assets	—	—
Gain on change in control	—	—
Gain on involuntary conversion of asset	—	—

EBITDA	39,135	40,472
Acquisition costs	—	—

Adjusted EBITDA	39,135	40,472

Corporate general and administrative	5,550	5,250
Equity in Adjusted EBITDA of joint venture	—	—
Other fee income	—	—
Hotel EBITDA	$44,685	$45,722

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) loss on early debt extinguishment, (9) gains or losses on change in control, (10) corporate general and administrative expense; (11) depreciation and amortization; and (12) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers, change in control gains or losses and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.